UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Stockholders (the “Meeting”) was held on April 24, 2014. As of the applicable record date of February 25, 2014, there were 45,863,496 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 43,133,002 shares of common stock, or 94.04 percent of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected the Company’s directors for the ensuing year, (ii) approved the Company’s 2006 Equity Incentive Plan, as amended and restated, (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm, (iv) approved, on an advisory basis, the Company’s executive compensation (“Say on Pay”), and (v) did not approve transacting such other business as may have properly come before the meeting.

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:
Greg W. Becker	40,927,488	n/a	182,845	2,022,669
Eric A. Benhamou	40,878,039	n/a	232,294	2,022,669
David M. Clapper	40,937,140	n/a	173,193	2,022,669
Roger F. Dunbar	40,920,572	n/a	189,761	2,022,669
Joel P. Friedman	40,920,569	n/a	189,764	2,022,669
C. Richard Kramlich	40,578,216	n/a	532,117	2,022,669
Lata Krishnan	40,941,050	n/a	169,283	2,022,669
Jeffrey N. Maggioncalda	40,680,329	n/a	430,004	2,022,669
Kate D. Mitchell	40,681,680	n/a	428,653	2,022,669
John F. Robinson	40,686,899	n/a	423,434	2,022,669
Garen K. Staglin	40,924,721	n/a	185,612	2,022,669

Approval of the Company’s 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,000,000 shares of common stock for issuance thereunder.	34,562,338	6,411,920	136,075	2,022,669

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014.	42,648,128	360,643	124,231	---

Approval Say on Pay.	40,267,314	519,915	323,104	2,022,669

Transact such other business as may properly come before the meeting.	10,303,793	32,485,863	343,346	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	SVB FINANCIAL GROUP

	By:	/s/ GREG BECKER
	Name:	GREG BECKER
	Title:	President and Chief Executive Officer